UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 7, 2008
K-TRON INTERNATIONAL, INC.
(Exact Name of Registrant Specified in Charter)

New Jersey	0-9576	22-1759452

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Routes 55 & 553
P.O. Box 888
Pitman, New Jersey	08071-0888

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (856) 589-0500
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) & (c) On November 7, 2008, Alan R. Sukoneck, Vice President, Chief Accounting and Tax Officer of K-Tron International, Inc. (the “Company”), retired after 32 years of service. Mr. Sukoneck served as the Company’s Principal Accounting Officer. Mr. Andrew T. Boyd, Director of Corporate Accounting and Tax, will succeed Mr. Sukoneck as the Company’s Principal Accounting Officer effective as of November 11, 2008. Mr. Boyd, 43, joined the Company in October, 2008. Prior thereto, Mr. Boyd spent 19 years at Ernst & Young LLP, most recently as a senior manager of assurance services. Mr. Boyd is a certified public accountant.
     There is no arrangement or understanding between Mr. Boyd and any other persons pursuant to which he was appointed the Company’s Principal Accounting Officer. There are no relationships between Mr. Boyd and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K.

     (e) Edward B. Cloues, II, Chairman and Chief Executive Officer of the Company, Kevin C. Bowen, Senior Vice President, Process Group of the Company and President and Chief Executive Officer of K-Tron America, Inc., Lukas Guenthardt, Senior Vice President, Corporate Development of the Company, and Ronald R. Remick, Senior Vice President, Chief Financial Officer and Treasurer of the Company, have been employed by the Company or a subsidiary pursuant to employment agreements described in greater detail in the Company’s Definitive Proxy Statement on Schedule 14A relating to the Company’s 2008 Annual Meeting of Shareholders.
     On November 11, 2008, the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors of the Company approved amendments to the employment agreements with Messrs. Cloues, Bowen, Guenthardt and Remick to comply with section 409A of the Internal Revenue Code, reflect current compensation practices and update the severance provisions. The existing employment agreements were based on forms developed more than ten years ago and did not reflect current market terms and trends for severance practices. The amendments were included in amended and restated employment agreements with each of Messrs. Cloues, Bowen, Guenthardt and Remick, dated as of November 11, 2008, which supersede in the entirety the terms of their respective existing employment agreements. The amended and restated agreements are described below.
Amended and Restated Employment Agreement with Edward B. Cloues, II
     Term. The term of Mr. Cloues’ amended and restated employment agreement (the “Cloues Agreement”) commenced on November 11, 2008 and will continue until terminated in accordance with the provisions of the Cloues Agreement. However, if a change of control occurs, the term will end on the first to occur of (i) the first anniversary of the date of the change of control or (ii) March 15 following the end of the calendar year in which the change of control occurs.
     Compensation and Benefits. The Cloues Agreement provides Mr. Cloues with a base salary not less than his current base salary and bonuses as determined by the Committee. Mr. Cloues is entitled to (i) a car allowance of not less than $12,000 annually, (ii) an annual physical examination, (iii) annual vacation of six weeks per year, and (iv) participation in employee benefits of the Company on the same basis as other senior level executives of the Company. Mr. Cloues receives reimbursement on an after-tax basis of the premiums he pays for term life insurance and disability coverage.
     Severance Pay. In the event Mr. Cloues’ employment is terminated on account of disability, he will be entitled to receive two years of his base salary and car allowance, less the present value of any payments that are expected to be made to Mr. Cloues during the two-year period following termination under any disability benefit programs.
     In the event of Mr. Cloues’ death, the Company will pay to Mr. Cloues’ personal representative an amount equal to his base salary for the month in which he dies and for three months thereafter.
     In the event the Company terminates Mr. Cloues’ employment without cause or Mr. Cloues resigns for good reason, Mr. Cloues will be entitled to 200% of his base salary and car allowance.
     In the event Mr. Cloues’ employment is terminated by reason of his disability, by the Company without cause, or by Mr. Cloues for good reason, Mr. Cloues will also receive a cash payment equal to the after-tax cost that he would incur to continue health care benefits for the two-year period following his termination date, less the cost paid by active Company employees for comparable coverage.
     In the event Mr. Cloues resigns for any reason during the period beginning on the date of a change of control and ending on the first to occur of (i) the one-year anniversary of the date of the change of control or (ii) March 1 following the end of the calendar year in which the change of control occurs, Mr. Cloues will be entitled to receive the following severance payments:
■	Three times his base salary and car allowance in effect immediately prior to his termination date or the change of control date, whichever is higher.

■	Unless Mr. Cloues notifies the Company in writing that he intends to retain his stock options, an amount in redemption of his stock options equal to the amount (if any) by which the aggregate exercise price of all stock options held by Mr. Cloues (whether or not such options are exercisable on his termination date) is less than the aggregate fair market value of the shares of stock subject to the stock options.

■	An amount equal to the after-tax cost that Mr. Cloues would incur to continue health care benefits for the two-year period following his termination date (less the cost paid by active Company employees for comparable coverage).

■	An amount equal to the after-tax cost that would be incurred by Mr. Cloues to continue his life insurance and disability insurance coverages for the two-year period following his termination date.
     Parachute Payments. The Cloues Agreement provides that if any payment to Mr. Cloues would constitute an “excess parachute payment” under sections 280G and 4999 of the Internal Revenue Code, the Company will pay Mr. Cloues an additional gross-up amount to cover any excise taxes imposed under section 4999 of the Internal Revenue Code and taxes resulting from the gross-up payment. If a change of control had occurred on November 11, 2008, no amount payable to Mr. Cloues would constitute an excess parachute payment.
     Restrictive Covenants. The Cloues Agreement provides that during the employment term and for two years thereafter in the event Mr. Cloues’ employment is terminated by reason of his disability or by the Company for cause, Mr. Cloues may not compete with the Company and may not solicit any customer or employee of the Company. The non-competition and non-solicitation restriction period is one year if Mr. Cloues voluntarily resigns (except after a change of control) or is terminated by the Company without cause.
     Mr. Cloues’ Amended and Restated Employment Agreement is being filed as Exhibit 10.1 hereto.
     Amended and Restated Employment Agreements with Messrs. Bowen, Guenthardt and Remick
     Term. The term of each of Messrs. Bowen, Guenthardt and Remick’s employment under their respective amended and restated agreements (collectively, the “Agreements”) commenced on November 11, 2008 and will continue until terminated in accordance with the provisions of the Agreements.
     Compensation and Benefits. The Agreements provide each of Messrs. Bowen, Guenthardt and Remick a base salary and bonuses as determined by the Committee. Each of Messrs. Bowen, Guenthardt and Remick is entitled to (i) a car allowance of not less than $12,000 annually, (ii) annual vacation of five weeks per year and (iii) participation in employee benefits of the Company on the same basis as other senior level executives of the Company.
     Severance Pay. In the event of the death of Messrs. Bowen, Guenthardt or Remick, the Company will pay to the executive’s personal representative an amount equal to the executive’s base salary for the month in which the executive dies and for three months thereafter.
     In the event the Company terminates the employment of Messrs. Bowen, Guenthardt or Remick without cause or the executive resigns for good reason, and if the executive executes and does not revoke a written release, the executive will be entitled to receive 100% of the executive’s base salary and car allowance. The executive will receive a cash payment equal to the after-tax cost that the executive would incur to continue health care benefits for the one-year period following the executive’s termination date, less the cost paid by active Company employees for comparable coverage.

     Restrictive Covenants. The Agreements provide that during the employment term and for one year thereafter in the event that Messrs. Bowen, Guenthardt or Remick’s employment is terminated (i) by reason of the executive’s disability, (ii) by the Company for cause or (iii) by the executive without good reason, the executive may not compete with the Company and may not solicit any customer or employee of the Company.
     The Amended and Restated Employment Agreements for each of Messrs. Bowen, Guenthardt and Remick are being filed as Exhibit 10.2, 10.3 and 10.4, respectively.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

10.1	—	Amended and Restated Employment Agreement, dated as of November 11, 2008, by and between K-Tron International, Inc. and Edward B. Cloues, II.

10.2	—	Amended and Restated Employment Agreement, dated as of November 11, 2008, by and between K-Tron International, Inc. and Kevin C. Bowen.

10.3	—	Amended and Restated Employment Agreement, dated as of November 11, 2008, by and between K-Tron International, Inc. and Lukas Guenthardt.

10.4	—	Amended and Restated Employment Agreement, dated as of November 11, 2008, by and between K-Tron International, Inc. and Ronald R. Remick.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K-TRON INTERNATIONAL, INC.
By:	EDWARD B. CLOUES, II
Edward B. Cloues, II
Chairman of the Board and Chief Executive Officer

Dated: November 12, 2008

Exhibit Index

Exhibit Number	Description of Exhibit

10.1	Amended and Restated Employment Agreement, dated as of November 11, 2008, by and between K-Tron International, Inc. and Edward B. Cloues, II.

10.2	Amended and Restated Employment Agreement, dated as of November 11, 2008, by and between K-Tron International, Inc. and Kevin C. Bowen.

10.3	Amended and Restated Employment Agreement, dated as of November 11, 2008, by and between K-Tron International, Inc. and Lukas Guenthardt.

10.4	Amended and Restated Employment Agreement, dated as of November 11, 2008, by and between K-Tron International, Inc. and Ronald R. Remick.